EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-112281, 333-30976, 333-56615 and 333-56675; Form S-4 Nos. 333-111479, 333-47101 and 333-70537; and Form S-3 No. 333-84461, of Jacuzzi Brands, Inc. of our report dated November 30, 2004 with respect to the consolidated financial statements and schedule of Jacuzzi Brands, Inc. included in this Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Certified Public Accountants

West Palm Beach, Florida

December 3, 2004